                                                                    EXHIBIT 3.2




                              AMENDED AND RESTATED

                                     BYLAWS


                                       OF


                          FIRST SIERRA FINANCIAL, INC.





                             A Delaware Corporation





                               Date of Adoption:

                               February 27, 1997

                               TABLE OF CONTENTS

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                                                                            Page
ARTICLE I

       OFFICES

       SECTION 1.    REGISTERED OFFICE  . . . . . . . . . . . . . . . . . . .  1
       SECTION 2.    OTHER OFFICES  . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II

       STOCKHOLDERS

       SECTION 1.    PLACE OF MEETINGS  . . . . . . . . . . . . . . . . . . .  1
       SECTION 2.    QUORUM; REQUIRED VOTE FOR STOCKHOLDER ACTION;
                     ADJOURNMENT OF MEETINGS  . . . . . . . . . . . . . . . .  1
       SECTION 3.    ANNUAL MEETINGS  . . . . . . . . . . . . . . . . . . . .  2
       SECTION 4.    SPECIAL MEETINGS   . . . . . . . . . . . . . . . . . . .  2
       SECTION 5.    RECORD DATE  . . . . . . . . . . . . . . . . . . . . . .  2
       SECTION 6.    NOTICE OF MEETINGS   . . . . . . . . . . . . . . . . . .  4
       SECTION 7.    VOTING LIST  . . . . . . . . . . . . . . . . . . . . . .  4
       SECTION 8.    PROXIES  . . . . . . . . . . . . . . . . . . . . . . . .  4
       SECTION 9.    VOTING; INSPECTORS; ELECTIONS  . . . . . . . . . . . . .  5
       SECTION 10.   CONDUCT OF MEETINGS  . . . . . . . . . . . . . . . . . .  5
       SECTION 11.   TREASURY SHARES  . . . . . . . . . . . . . . . . . . . .  6
       SECTION 12.   ACTION BY WRITTEN CONSENT  . . . . . . . . . . . . . . .  6

ARTICLE III

       BOARD OF DIRECTORS

       SECTION 4.    QUORUM; REQUIRED VOTE FOR DIRECTOR ACTION  . . . . . . .  8
       SECTION 5.    MEETINGS; ORDER OF BUSINESS  . . . . . . . . . . . . . .  8
       SECTION 6.    FIRST MEETING  . . . . . . . . . . . . . . . . . . . . .  8
       SECTION 8.    REGULAR MEETINGS   . . . . . . . . . . . . . . . . . . .  9
       SECTION 9.    SPECIAL MEETINGS   . . . . . . . . . . . . . . . . . . .  9
       SECTION 10.   REMOVAL  . . . . . . . . . . . . . . . . . . . . . . . .  9
       SECTION 11.   VACANCIES; INCREASES IN THE NUMBER OF DIRECTORS  . . . .  9
       SECTION 14.   COMPENSATION   . . . . . . . . . . . . . . . . . . . . . 10
       SECTION 15.   ACTION WITHOUT A MEETING; TELEPHONE CONFERENCE MEETING . 10

ARTICLE IV

       COMMITTEES

ARTICLE V

       OFFICERS

       SECTION 1.    NUMBER, TITLES AND TERM OF OFFICE  . . . . . . . . . . . 12
       SECTION 2.    SALARIES   . . . . . . . . . . . . . . . . . . . . . . . 12
       SECTION 3.    REMOVAL  . . . . . . . . . . . . . . . . . . . . . . . . 12
       SECTION 4.    VACANCIES  . . . . . . . . . . . . . . . . . . . . . . . 12
       SECTION 5.    POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER   . . . 12
       SECTION 6.    POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD   . . . . 13
       SECTION 7.    POWERS AND DUTIES OF THE PRESIDENT   . . . . . . . . . . 13
       SECTION 8.    VICE PRESIDENTS  . . . . . . . . . . . . . . . . . . . . 13
       SECTION 9.    TREASURER  . . . . . . . . . . . . . . . . . . . . . . . 13
       SECTION 10.   ASSISTANT TREASURERS   . . . . . . . . . . . . . . . . . 13
       SECTION 11.   SECRETARY  . . . . . . . . . . . . . . . . . . . . . . . 13
       SECTION 12.   ASSISTANT SECRETARIES  . . . . . . . . . . . . . . . . . 14
       SECTION 13.   ACTION WITH RESPECT TO SECURITIES OF OTHER
                     CORPORATIONS . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE VI

       CAPITAL STOCK

       SECTION 1.    CERTIFICATES OF STOCK  . . . . . . . . . . . . . . . . . 14
       SECTION 2.    TRANSFER OF SHARES   . . . . . . . . . . . . . . . . . . 15
       SECTION 3.    OWNERSHIP OF SHARES  . . . . . . . . . . . . . . . . . . 15
       SECTION 4.    REGULATIONS REGARDING CERTIFICATES   . . . . . . . . . . 15
       SECTION 5.    LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES  . . . 15

ARTICLE VII

       MISCELLANEOUS PROVISIONS

       SECTION 1.    FISCAL YEAR  . . . . . . . . . . . . . . . . . . . . . . 16
       SECTION 2.    CORPORATE SEAL   . . . . . . . . . . . . . . . . . . . . 16
       SECTION 3.    NOTICE AND WAIVER OF NOTICE  . . . . . . . . . . . . . . 16
       SECTION 4.    RESIGNATIONS   . . . . . . . . . . . . . . . . . . . . . 16
       SECTION 5.    FACSIMILE SIGNATURES   . . . . . . . . . . . . . . . . . 16
       SECTION 6.    RELIANCE UPON BOOKS, REPORTS AND RECORDS   . . . . . . . 17

                          AMENDED AND RESTATED BYLAWS

                                       OF

                          FIRST SIERRA FINANCIAL, INC.
                             A Delaware Corporation

                                    PREAMBLE

       These Amended and Restated Bylaws (the "bylaws") are subject to, and governed by, the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") and the certificate of incorporation of First Sierra Financial, Inc., a Delaware corporation (the "Corporation"). In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the restated certificate of incorporation of the Corporation (the "Restated Certificate of Incorporation"), such provisions of the Delaware General Corporation Law or the Restated Certificate of Incorporation, as the case may be, will be controlling.

                                   ARTICLE I

                                    OFFICES

       SECTION 1. REGISTERED OFFICE. The registered office of the Corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware, shall be the registered office named in the original Certificate of Incorporation, or such other office (which need not be a place of business or principal office of the Corporation) as may be designated from time to time by the Board of Directors in the manner provided by law.

       SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or outside of the State of Delaware, at such place or places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

       SECTION 1. PLACE OF MEETINGS. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be specified or fixed in the notices (or waivers of notice) thereof.

       SECTION 2. QUORUM; REQUIRED VOTE FOR STOCKHOLDER ACTION; ADJOURNMENT OF MEETINGS. Unless otherwise required by law, the Restated Certificate of Incorporation or these bylaws, the presence, in person or by proxy, of stockholders holding a majority of the outstanding shares entitled to vote on a matter shall constitute a quorum at all meetings of the stockholders. When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares entitled to vote who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of statute, the Restated Certificate of Incorporation, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient stockholders to leave less than a quorum.

       Notwithstanding other provisions of the Restated Certificate of Incorporation or these bylaws, the chairman of the meeting of stockholders or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy and entitled to vote thereat, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than thirty (30) days, or if subsequent to the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called.

       SECTION 3. ANNUAL MEETINGS. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be considered at the meeting, shall be held each calendar year at such place, within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting or in a duly executed waiver of notice of such meeting. If the Board of Directors has not fixed a place for the holding of the annual meeting of stockholders in accordance with this Article II, Section 3, such annual meeting shall be held at the principal place of business of the Corporation.

       SECTION 4. SPECIAL MEETINGS. A special meeting of the stockholders of the Corporation, and any proposals to be considered at such meetings, may be called and proposed exclusively by the board of directors, pursuant to a resolution approved by a majority of the members of the board of directors at the time in office, and no stockholder of the Corporation shall require the board of directors to call a special meeting of stockholders or to propose business at a special meeting of stockholders. A special meeting shall be held on such date and at such time as shall be designated by the person(s) calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting or in a duly executed waiver of notice of such meeting.

       SECTION 5. RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in connection with any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting.

       If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived in accordance with Article VIII, Section 3 of these bylaws, at the close of business on the day next preceding the day on which the meeting of stockholders is held.

       If, in accordance with the Restated Certificate of Incorporation, corporate action without a meeting of stockholders is to be taken, the Board of Directors may fix a record date for determining stockholders entitled to consent in writing to such corporate action, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days subsequent to the date upon which the resolution fixing the record date is adopted by the Board of Directors.

       If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or to an officer or to an agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

       A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

       SECTION 6. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of all meetings and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to have been given when addressed to the stockholder, at his address as it appears on the stock ledger of the Corporation, postage prepaid, and deposited in the United States mail. An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

       SECTION 7. VOTING LIST. The officer or agent having charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days prior to each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder during the course of the meeting. The original stock ledger shall be prima facie evidence as to the identity of those stockholders entitled to examine such voting list or transfer records or to vote at any meeting of stockholders. Failure to comply with the requirements of this Article II,
Section 7 shall not affect the validity of any action taken at such meeting.

       SECTION 8. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent, or dissent to a corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, prior to or at the time of such meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall also decide all questions with respect to the validity of such proxies, the qualification of voters, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

       No proxy shall be valid after three (3) years from the date of its execution, unless such proxy provides for a longer period. Each proxy, unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power, shall be revocable.

       Should a proxy designate two or more persons to act as proxies, unless such instrument shall expressly provide otherwise, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or consent thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority cannot agree on any particular issue, the Corporation shall not be required to recognize such proxy with respect to such issue, if such proxy does not specify how the shares that are the subject of such proxy are to be voted with respect to such issue.

       SECTION 9. VOTING; INSPECTORS; ELECTIONS. Unless otherwise required by law or provided in the Restated Certificate of Incorporation, each stockholder shall, on each matter submitted to a vote at a meeting of stockholders, have one vote for each share of stock entitled to vote thereon, which is registered in his name on the record date for such meeting. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board of Directors (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by his executor or administrator, either in person or by proxy.

       All voting, except as otherwise required by law or the Restated Certificate of Incorporation, may be by a voice vote; provided, upon demand by stockholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting of stockholders, a stock vote shall be taken. Every stock vote shall be taken by written ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. All elections of directors shall be by stock vote, unless otherwise provided in the Restated Certificate of Incorporation.

       At any meeting at which a vote is taken by ballot, the chairman of such meeting may appoint one or more inspectors, each of whom shall sign an oath or affirmation to faithfully execute, to the best of his ability and with strict impartiality, the duties of inspector at such meeting. Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, provided, no candidate for the office of director shall be appointed as an inspector.

       Unless otherwise provided in the Restated Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

       SECTION 10. CONDUCT OF MEETINGS. All meetings of the stockholders shall be presided over by the chairman of the meeting, who shall be the Chairman of the Board (if any) or if he is not present, the President, or if neither the Chairman of the Board (if any) nor President is present, a chairman elected at such meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary (if any) shall so act; if neither the Secretary nor an Assistant Secretary (if any) is present, then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion, as seem to him in order. Unless the chairman of the meeting shall otherwise determine, the order of business shall be as follows:

       (a)    Calling of meeting to order.
       (b) Election of a chairman and the appointment of a secretary if necessary.
       (c)    Presentation of proof of the due calling of the meeting.
       (d) Presentation and examination of proxies and determination of a quorum.
       (e)    Reading and settlement of the minutes of the previous meeting.
       (f)    Reports of officers and committees.
       (g) The election of directors, if an annual meeting or a meeting called for that purpose.

       (h)    Unfinished business.
       (i)    New business.
       (j)    Adjournment.

       SECTION 11. TREASURY SHARES. Neither the Corporation nor any other person shall vote, directly or indirectly, at any meeting of stockholders, shares of the Corporation's own stock owned by the Corporation, shares of the Corporation's own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, or shares of the Corporation's own stock held by the Corporation in a fiduciary capacity; and such shares shall not be counted for quorum purposes or in determining the number of outstanding shares.

       SECTION 12. ACTION BY WRITTEN CONSENT. Unless otherwise provided in the Restated Certificate of Incorporation, any action permitted or required to be taken at a meeting of stockholders by law, the Restated Certificate of Incorporation or these bylaws, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock holding not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consent shall be delivered to the Corporation's registered office, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which the proceedings of meetings of stockholders are recorded. Delivery made to a Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature thereto and no written consent shall be effective to take the corporate action referred to therein unless, within sixty
(60) days of the first consent delivered to the Corporation in the manner required by this Article II, Section 12, written consents signed by a sufficient number of holders to take action are delivered to the Corporation.

       Prompt notice of the taking of corporate action without a meeting, by less than a unanimous written consent, shall be given by the Secretary to those stockholders who did not consent in writing.

       SECTION 13. NOMINATIONS FOR ELECTION AS A DIRECTOR. Only persons who are nominated in accordance with the procedures set forth in these bylaws and qualify for nomination pursuant to Article III, Section 2 shall be eligible for election by stockholders as, and to serve as, directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Article II, Section 13, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Article II,
Section 13. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at the annual meeting of the stockholders of the Corporation, not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation, and (ii) with respect to an election to be held at a special meeting of stockholders of the Corporation for the election of directors not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed to stockholders of the Corporation as provided in Section 2.4 or public disclosure of the date of the special meeting was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected), and (y) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of voting stock of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. In the event that a person is validly designated as a nominee to the Board of Directors in accordance with the procedures set forth in this Article II, Section 13 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee. Other than directors chosen pursuant to the provisions of Article III, Section 11, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article II, Section 13. The presiding officer of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Article II, Section 13, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this
Article II, Section 13.
                                  ARTICLE III

                               BOARD OF DIRECTORS

       SECTION 1. MANAGEMENT. The business and property of the Corporation shall be managed by the board of directors. Subject to the restrictions imposed by law, the Restated Certificate of Incorporation, or these bylaws, the board of directors may exercise all the powers of the Corporation.

       SECTION 2. NUMBER; QUALIFICATION; ELECTION; TERM. The number of directors which shall constitute the entire board of directors shall be not less than three nor more than nine. Within the limits above specified, the number of directors which shall constitute the entire board of directors shall be determined by resolution adopted by a majority of the members of the board of directors. Except as otherwise required by law or the Restated Certificate of Incorporation, the directors shall be elected at an annual meeting of stockholders at which a quorum is present. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Each director so chosen shall hold office until his term expires as provided in the Restated Certificate of Incorporation and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office. None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware. Each director must have attained the age of majority.

       SECTION 3. CHANGE IN NUMBER. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.

       SECTION 4. QUORUM; REQUIRED VOTE FOR DIRECTOR ACTION. Unless otherwise required by law or provided in the Restated Certificate of Incorporation or these bylaws, a majority of the total number of directors fixed by these bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors, and the act of a majority of the directors present at such meeting at which a quorum is present shall be the act of the Board of Directors.

       SECTION 5. MEETINGS; ORDER OF BUSINESS. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any) or in his absence by the President or by resolution of the Board of Directors.

       SECTION 6. FIRST MEETING. In connection with any annual meeting of stockholders at which directors are elected the Board of Directors may, if a quorum is present, hold its first meeting for the transaction of business immediately after and at the place of such annual meeting of the stockholders. Notice of such meeting, at such time and place, shall not be required.

       SECTION 7. ELECTION OF OFFICERS. At the first meeting of the board of directors after each annual meeting of stockholders at which a quorum shall be present, the board of directors shall elect the officers of the Corporation.

       SECTION 8. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

       SECTION 9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board (if any), the President or, upon written request of any two directors, by the Secretary, in each case on at least twenty-four (24) hours personal, written, telegraphic, cable or wireless notice to each director. Such notice, or any waiver thereof pursuant to Article VIII, Section 3 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law, the Restated Certificate of Incorporation or these bylaws.

       SECTION 10. REMOVAL. Except as otherwise provided in the Restated Certificate of Incorporation, at any meeting of stockholders called expressly for that purpose, any director or the entire board of directors may be removed only for cause and only by a vote of the holders of at least eighty percent (80%) of the shares then entitled to vote on the election of directors.

       SECTION 11. VACANCIES; INCREASES IN THE NUMBER OF DIRECTORS. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and each director so chosen shall hold office until his term expires as provided in the Restated Certificate of Incorporation and until his successor is duly elected and qualified or, if earlier, until his death, resignation, or removal from office. If there are no directors in office, an election of directors may be held in the manner provided by statute. Except as otherwise provided in the Restated Certificate of Incorporation, when one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these bylaws with respect to the filling of other vacancies.

       SECTION 12. PROCEDURE. At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of the board of directors. In the absence or inability to act of either such officer, a chairman shall be chosen by the board of directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting. The board of directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

       SECTION 13. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

       SECTION 14. COMPENSATION. Unless otherwise provided in the Restated Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation, if any, of directors; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

       SECTION 15. ACTION WITHOUT A MEETING; TELEPHONE CONFERENCE MEETING. Unless otherwise provided in the Restated Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

       Unless otherwise provided in the Restated Certificate of Incorporation, subject to the requirement for notice of such meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE IV

                                   COMMITTEES

       SECTION 1. DESIGNATION. The board of directors may, by resolution adopted by a majority of the entire board of directors, designate one or more committees.

       SECTION 2. NUMBER; QUALIFICATION; TERM. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.

       SECTION 3. AUTHORITY. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and property of the Corporation except to the extent expressly restricted by law, the Restated Certificate of Incorporation, or these bylaws.

       SECTION 4. COMMITTEE CHANGES. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

       SECTION 5. ALTERNATE MEMBERS OF COMMITTEES. The board of directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

       SECTION 6. REGULAR MEETINGS. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

       SECTION 7. SPECIAL MEETINGS. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

       SECTION 8. QUORUM; MAJORITY VOTE. At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Restated Certificate of Incorporation, these bylaws or the resolutions creating the committee.

       SECTION 9. MINUTES. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

       SECTION 10. COMPENSATION. Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

       SECTION 11. RESPONSIBILITY. The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

                                   ARTICLE V

                                    OFFICERS

       SECTION 1. NUMBER, TITLES AND TERM OF OFFICE. The officers of the Corporation shall be a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary and, if the Board of Directors so elects, a Chairman of the Board and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Restated Certificate of Incorporation provides otherwise. Except for the Chairman of the Board, if any, no officer need be a director.

       SECTION 2. SALARIES. The salaries or other compensation, if any, of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to a committee of the Board of Directors, the Chairman of the Board or the President..

       SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors; provided, such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contractual rights.

       SECTION 4. VACANCIES. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

       SECTION 5. POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER. The President shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors, the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Corporation in a manner consistent with the business plan of the Corporation from time to time adopted by the Board of Directors with all such powers as may be reasonably incident to such responsibilities; subject to such control of the Board of Directors, he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and he shall have such other powers and duties as may be assigned to him from time to time by the Board of Directors.

       SECTION 6. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD. The Chairman of the Board (if any) shall preside at all meetings of the stockholders and of the Board of Directors; and he shall have such other powers and duties as designated in accordance with these bylaws and as may be assigned to him from time to time by the Board of Directors.

       SECTION 7. POWERS AND DUTIES OF THE PRESIDENT. Subject to the control of the Board of Directors, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and he shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the stockholders and the Board of Directors; and the President shall have such other powers and duties as may be assigned to him from time to time by the Board of Directors.

       SECTION 8. VICE PRESIDENTS. Each Vice President shall perform such duties and have such powers as the Board of Directors may from time to time prescribe. In addition, in the absence of the Chairman of the Board (if any) or President, or in the event of their inability or refusal to act, a Vice President designated by the Board of Directors or, in the absence of such designation, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation, shall perform the duties of the Chairman of the Board (if any) or the President, as the case may be, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board (if any) or the President, as the case may be; provided, that such Vice President shall not preside at meetings of the Board of Directors unless he is a director.

       SECTION 9. TREASURER. The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as designated in accordance with these bylaws and as may be prescribed from time to time by the Board of Directors. He shall perform all acts incident to the position of Treasurer, subject to the control of the chief executive officer and the Board of Directors; the Treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

       SECTION 10. ASSISTANT TREASURERS. Each Assistant Treasurer (if any) shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in accordance with these bylaws and as may be prescribed from time to time by the Treasurer, the chief executive officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during the Treasurer's absence or inability or refusal to act.

       SECTION 11. SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors and of the stockholders in books provided for such purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest thereto; he may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours; he shall have such other powers and duties as designated in accordance with these bylaws and as may be prescribed from time to time by the Board of Directors; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the chief executive officer and the Board of Directors.

       SECTION 12. ASSISTANT SECRETARIES. Each Assistant Secretary (if any) shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in accordance with these bylaws and as may be prescribed from time to time by the chief executive officer, the Board of Directors or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during the Secretary's absence or inability or refusal to act.

       SECTION 13. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise determined by the Board of Directors, the Chairman of the Board or the President of the Corporation shall have the power to vote and to otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of any other corporation, or with respect to any action of security holders thereof, in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                                   ARTICLE VI

                                 CAPITAL STOCK

       SECTION 1. CERTIFICATES OF STOCK. The shares of the capital stock of the Corporation shall be represented by certificates, provided, the Board of Directors may determine by resolution that some or all of any or all the classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors (if any) or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

       SECTION 2. TRANSFER OF SHARES. The shares of stock of the Corporation shall only be transferable on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender and cancellation of certificates for a like number of shares (or upon compliance with the provisions of Article VI, Section 5 hereof, if applicable). Upon surrender to the Corporation or a transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer (or upon compliance with the provisions of Article VI, Section 5 hereof, if applicable) and of compliance with any transfer restrictions applicable thereto contained in any agreement to which the Corporation is a party, or of which the Corporation has knowledge by reason of a legend with respect thereto placed upon any such surrendered stock certificate, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

       SECTION 3. OWNERSHIP OF SHARES. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the owner in fact thereof at that time for purposes of voting such shares, receiving distributions thereon or notices in respect thereof, transferring such shares, exercising rights of dissent, exercising or waiving any preemptive rights, or giving proxies with respect to such shares; and, neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether or not that person possesses a certificate for those shares.

       SECTION 4. REGULATIONS REGARDING CERTIFICATES. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

       SECTION 5. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of any certificate which is alleged to have been lost, stolen, destroyed or mutilated; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen, destroyed or mutilated.

       SECTION 6. LEGENDS. The board of directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the board of directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

       SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors; provided, that if such fiscal year is not fixed by the board of directors and the selection of the fiscal year is not expressly deferred by the board of directors, the fiscal year shall be the calendar year.

       SECTION 2. CORPORATE SEAL. The Board of Directors may provide a suitable seal containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

       SECTION 3. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required to be given by law, the Restated Certificate of Incorporation or these bylaws, except with respect to notices of meetings of stockholders (with respect to which the provisions of Article II, Section 6 hereof apply) and except with respect to notices of special meetings of directors (with respect to which the provisions of Article III, Section 6 hereof apply) said notice shall be deemed to be sufficient if given (i) by telegraphic, cable or wireless transmission or (ii) by deposit of such postage prepaid notice, in a post office box addressed to the person entitled thereto at his address as it appears on the records of the Corporation. Such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

       Whenever notice is required to be given by law, the Restated Certificate of Incorporation or these bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person, including without limitation a director, at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or a committee of directors need be specified in any written waiver of notice, unless so required by the Restated Certificate of Incorporation or these bylaws.

       SECTION 4. RESIGNATIONS. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chief executive officer or Secretary. The acceptance of such resignation shall not be necessary for its effectiveness, unless expressly so provided in the resignation.

       SECTION 5. FACSIMILE SIGNATURES. In addition to the provisions for the use of facsimile signatures specifically authorized elsewhere in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used as determined by the Board of Directors.

       SECTION 6. RELIANCE UPON BOOKS, REPORTS AND RECORDS. A member of the Board of Directors, or a member of any committee thereof, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's stock might properly be purchased or redeemed.

       SECTION 7. DIVIDENDS. Subject to provisions of law and the Restated Certificate of Incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the board of directors.

       SECTION 8. RESERVES. There may be created by the board of directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the board of directors shall consider beneficial to the Corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

       SECTION 9. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and board of directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

       SECTION 10. INVALID PROVISIONS. If any part of these bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

       SECTION 11. MORTGAGES, ETC. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.

       SECTION 12. HEADINGS. The headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

       SECTION 13. REFERENCES. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

       SECTION 14. AMENDMENTS. These bylaws may be altered, amended, or repealed or new bylaws may be adopted by the board of directors, or by the affirmative vote of the holders of not less than two-thirds of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class.


              The undersigned, the Secretary of the Corporation, hereby certifies that the foregoing bylaws were adopted by unanimous consent by the stockholders of the Corporation as of February 27, 1997.



                                                         /s/ SANDY B. HO
                                                 -------------------------------
                                                      Sandy B. Ho, Secretary